Exhibit 99.1

JMP Group Reports Fourth Quarter and Fiscal Year 2016 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--February 15, 2017--JMP Group LLC (NYSE:JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter and full fiscal year ended December 31, 2016.

  Net income attributable to JMP Group under generally accepted accounting principles, or GAAP, was $0.8 million, or $0.04 per diluted share, compared to a net loss of $1.2 million, or $0.05 per share, for the fourth quarter of 2015. For the year ended December 31, 2016, GAAP net income was $2.9 million, or $0.14 per share, compared to a net loss of $0.2 million, or $0.01 per share, for the year ended December 31, 2015.
  Total net revenues on a GAAP basis were $36.0 million and $135.0 million for the quarter and year ended December 31, 2016, respectively, compared to $31.7 million and $141.2 million for the quarter and year ended December 31, 2015, respectively.
  Operating net income was $2.8 million, or $0.13 per diluted share, an increase of 179.3% from $1.0 million, or $0.04 per share, for the fourth quarter of 2015. For the year ended December 31, 2016, operating net income was $10.5 million, or $0.48 per share, a decrease of 14.6% from $12.3 million, or $0.55 per share, for the year ended December 31, 2015. For more information about operating net income, including a reconciliation to net income attributable to JMP Group, see the section below titled “Non-GAAP Financial Measures.”
  Adjusted net revenues, which exclude certain non-cash items and non-controlling interests, were $35.5 million, an increase of 19.6% from $29.7 million for the fourth quarter of 2015. For the year ended December 31, 2016, adjusted net revenues were $130.2 million, a decrease of 1.9% from $132.6 million for the year ended December 31, 2015. For more information about adjusted net revenues, including a reconciliation to net revenues, see the section below titled “Non-GAAP Financial Measures.”

“Despite a challenging year in the U.S. equities business across Wall Street, JMP’s 2016 operating earnings of $0.48 per share came close to the consensus analyst estimate of $0.51 per share from last February, due to record results for both our M&A advisory business and our direct principal investments,” said Chairman and Chief Executive Officer Joe Jolson. “Together, M&A and private placement fees totaled nearly $33 million from 28 transactions, compared to $12.6 million from 15 transactions in 2015. We met our three-year objective to organically grow this key franchise to record levels, even as the volume of sub-billion-dollar U.S. M&A transactions fell by almost 10% in 2016 industry-wide.

“Adjusted revenues from our direct corporate investments were $18.6 million for the year, a gross return of more than 43% on invested capital, versus just $2.5 million for 2015. As a result, net investment income generated by the publicly traded partnership was $0.65 per share, more than covering the cash distributions of $0.39 per share declared for 2016 and enabling us to spend the equivalent of $0.29 per share to repurchase 1.1 million shares, while maintaining a stable adjusted book value of $5.76 per share at year-end.

“In 2016, we also spent some potential earnings to invest in the future, continuing our longstanding counter-cyclical growth strategy. We added research coverage of alternative energy and regional banks, hired two M&A-focused senior bankers, launched a real estate opportunity fund, and protected JMP Securities’ employee base, which shrunk by only 8%, despite a drop of nearly 40% in our capital markets revenues for the year. We believe that these decisions position us well for future growth and success when the business cycle turns more favorable.”

Segment Results of Operations

At JMP Securities, the broker-dealer segment, adjusted net revenues were $20.5 million, an increase of 26.1% from $16.2 million for the fourth quarter of 2015. JMP Securities’ operating margin on adjusted net revenues was 4.3%, compared to -32.1% for the fourth quarter of 2015. For the year ended December 31, 2016, the margin was 2.4%, compared to 5.5% for the year ended December 31, 2015.

The asset management segment produced adjusted net revenues of $6.1 million, a decrease of 36.1% from $9.6 million for the fourth quarter of 2015. JMP Group lost 0.2% for the quarter on the capital invested by the company in hedge funds managed by Harvest Capital Strategies, compared to gains of 1.3% and 8.8% by the HFRI Equity Hedge (Total) Index and Russell 2000 Index, respectively. JMP Group’s net return on invested capital managed by JMP Credit Advisors was 4.9%, compared to 2.4% for the fourth quarter of 2015.

A summary of JMP Group’s operating net income per share by segment for the quarter and year ended December 31, 2016, and for comparable prior periods is set forth below.

	Quarter Ended			Year Ended
($ as shown)	Dec. 31, 2016	Sept. 30, 2016	Dec. 31, 2015	Dec. 31, 2016	Dec. 31, 2015
Broker-dealer	$0.02	$0.02	($0.14)	$0.05	$0.14
Asset management	0.04	0.00	$0.05	0.07	0.11
Operating platform EPS	0.06	0.02	(0.10)	0.13	0.25
Net corporate income	0.07	0.11	0.14	0.35	0.30
Operating EPS (diluted)	$0.13	$0.13	$0.04	$0.48	$0.55

Note: Due to rounding, numbers in columns above may not sum to totals presented.

For more information about segment reporting, adjusted net revenues, including a reconciliation to net revenues, and operating net income, including a reconciliation to net income, see the section below titled “Non-GAAP Financial Measures.”

Composition of Revenues

Investment Banking

Investment banking revenues were $13.6 million, an increase of 48.6% from $9.2 million for the fourth quarter of 2015. For the year ended December 31, 2016, investment banking revenues were $55.4 million, a decrease of 12.3% from $63.1 million for the year ended December 31, 2015.

A summary of the company’s investment banking revenues and transaction counts for the quarter and year ended December 31, 2016, and for comparable prior periods is set forth below.

	Quarter Ended						Year Ended
	Dec. 31, 2016		Sept. 30, 2016		Dec. 31, 2015		Dec. 31, 2016		Dec. 31, 2015
($ in thousands)	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues
Underwriting	13	$5,934	14	$7,098	11	$4,682	51	$22,466	97	$50,505
Strategic advisory and private placements	8	7,700	9	7,950	5	4,491	28	32,887	15	12,611
Total	21	$13,634	23	$15,048	16	$9,173	79	$55,353	112	$63,116

Brokerage and Capital Markets

Net brokerage revenues were $6.8 million, a decrease of 3.2% from $7.1 million for the fourth quarter of 2015. For the year ended December 31, 2016, net brokerage revenues were $23.8 million, a decrease of 7.1% from $25.6 million for the year ended December 31, 2015.

Total capital markets revenues, which consist of underwriting revenues generated by the investment banking division and net brokerage revenues generated by the institutional equities division, were $12.8 million and $46.2 million for the quarter and year ended December 31, 2016, respectively, compared to $11.7 million and $76.1 million for the quarter and year ended December 31, 2015, respectively.

Asset Management

Asset management fees were $7.8 million, compared to $8.4 million for the fourth quarter of 2015. For the year ended December 31, 2016, asset management fees were $26.8 million, compared to $24.8 million for the year ended December 31, 2015.

Asset management-related fee revenues reflect asset management fees net of non-controlling interests in HCAP Advisors as well as certain fee revenues reported in the company’s financial statements as other income. Asset management-related fee revenues were $8.4 million, an increase of 4.1% from $8.1 million for the fourth quarter of 2015. For the year ended December 31, 2016, asset management-related fee revenues were $26.2 million, an increase of 12.6% from $23.3 million for the year ended December 31, 2015. For more information about asset management-related fee revenues, see the section below titled “Non-GAAP Financial Measures.”

Client assets under management at December 31, 2016, totaled $2.2 billion, including $1.2 billion of funds managed by Harvest Capital Strategies, JMP Asset Management and HCAP Advisors and $1.1 billion par value of loans and cash managed by JMP Credit Advisors. Client assets under management were $2.3 billion at September 30, 2016, and at December 31, 2015. Including sponsored funds in which JMP Group owns an economic interest, client assets under management totaled $3.7 billion at December 31, 2016.

At December 31, 2016, private capital, including corporate credit, small business lending, venture capital and real estate-related investments, represented 79.0% of client assets under management, including sponsored funds.

Principal Transactions

Principal transactions generated a net realized and unrealized gain of $5.9 million, compared to $2.2 million for the fourth quarter of 2015. For the year ended December 31, 2016, principal transactions generated a net realized and unrealized gain of $16.2 million, compared to $7.4 million for the year ended December 31, 2015.

Adjusted principal transaction revenues reverse certain unrealized market-to-market gains or losses, including those on JMP Group’s investment in Harvest Capital Credit Corporation, as well as unrealized losses derived from depreciation and amortization of real estate investment properties. Adjusted principal transaction revenues were $6.1 million, an increase of 191.4% from $2.1 million for the fourth quarter of 2015. For the year ended December 31, 2016, adjusted principal transaction revenues were $18.5 million, an increase of 136.9% from $7.8 million for the year ended December 31, 2015. For more information about adjusted principal transaction revenues, including a reconciliation to principal transaction revenues, see the section below titled “Non-GAAP Financial Measures.”

Net Interest Income

Net interest income was $2.3 million and $14.0 million for the quarter and year ended December 31, 2016, respectively, compared to $5.0 million and $21.1 million for the quarter and year ended December 31, 2015, respectively. The year-over-year declines were due to lower average loan balances in 2016 and to a reduced net interest margin resulting from an increase in three-month Libor and the ongoing deleveraging of JMP Credit Advisors CLO I.

Collateralized Loan Obligations

At December 31, 2016, discounts and reserves (including liquidity discounts, allowances for loan losses and deferred loan fees) equaled $13.0 million, or 1.9% of gross performing loans managed by JMP Credit Advisors. At December 31, 2015, such discounts and reserves equaled $14.4 million, or 1.5% of gross performing loans outstanding. With regard to impaired loans, discounts and reserves (including credit discounts, allowances for loan losses, and deferred loan fees) equaled $1.2 million, or 38.1% of gross impaired loans outstanding, at December 31, 2016. There were no impaired loans at December 31, 2015.

The net loan loss provision for the quarter was $0.6 million, and at December 31, 2016, general loan loss reserves equaled 0.8% of gross performing loans managed by JMP Credit Advisors.

Expenses

Compensation and Benefits

Compensation and benefits expense was $31.0 million, compared to $27.0 million for the fourth quarter of 2015. With regard to annually awarded compensation, a concept which adjusts compensation expense related to share-based awards and deferred compensation, compensation and benefits expense was 73.2% of adjusted net revenues, compared to 77.2% for the fourth quarter of 2015. Further excluding compensation expense related to hedge fund incentive fees, the compensation ratio was 69.7%, compared to 74.4% for the fourth quarter of 2015.

For the year ended December 31, 2016, compensation and benefits expense was $101.2 million, compared to $103.6 million for the year ended December 31, 2015. With regard to annually awarded compensation, compensation and benefits expense was 71.5% of adjusted net revenues, compared to 68.8% for the year ended December 31, 2015. Further excluding compensation expense related to hedge fund incentive fees, the compensation ratio was 69.3%, compared to 67.4% for the year ended December 31, 2015.

For more information about compensation ratios, see the section below titled “Non-GAAP Financial Measures.”

Non-Compensation Expense

Non-compensation expense was $7.6 million and $30.9 million for the quarter and year ended December 31, 2016, respectively, compared to $7.8 million and $30.7 million for the quarter and year ended December 31, 2015, respectively.

Share Repurchase Activity

During the quarter ended December 31, 2016, JMP Group repurchased 341,850 shares of its common stock at an aggregate cost of $2.1 million, or $6.19 per share. On February 13, 2017, the company’s board of directors established a new share repurchase authorization, making 1,000,000 shares eligible to be repurchased through December 31, 2017.

Personnel

At December 31, 2016, the company had 228 full-time employees, in line with 228 at September 30, 2016, and down from 247 at December 31, 2015.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Furthermore, company management believes that this presentation enables a more meaningful comparison of JMP Group’s financial performance in various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains, losses or expenses that JMP Group generally expects to continue to recognize. The adjustment of these non-GAAP items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP measures of JMP Group’s financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Adjusted Net Revenue

Adjusted net revenue is a non-GAAP financial measure that (i) reverses the general loan loss provision taken with regard to certain CLOs, (ii) reverses unrealized losses derived from depreciation and amortization of real estate investment properties, (iii) reverses net unrealized gains or losses on strategic equity investments and warrants, (iv) reverses net unrealized mark-to-market gains or losses on investments related to deferred compensation, and (v) excludes non-controlling interests in various sources of revenue that are consolidated according to GAAP. In particular, adjusted net revenue adjusts for:

  the non-specific loss provision recorded with regard to loans held by JMP Credit Advisors CLO II and JMP Credit Advisors III, which is required by GAAP;
  depreciation and amortization expense related to commercial real estate investments that is recognized by JMP Group as a result of equity method accounting;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions;
  unrealized mark-to-market gains or losses on investments in the company’s hedge funds that are made on behalf of employees who opt for such investments under the terms of their deferred compensation agreements; any gains or losses will accrue to the individual employee once the deferred compensation is released to that individual; and
  non-controlling interests in revenues generated by consolidated entities, including HCAP Advisors and CLOs managed by JMP Credit Advisors.

A reconciliation of JMP Group’s net revenues to its adjusted net revenues for the quarter and year ended December 31, 2016, and for comparable prior periods is set forth below.

	Quarter Ended			Year Ended
(in thousands)	Dec. 31, 2016	Sept. 30, 2016	Dec. 31, 2015	Dec. 31, 2016	Dec. 31, 2015

Revenues:
Non-interest revenues	$34,336	$27,311	$27,755	$122,569	$121,273
Net interest income	2,294	3,260	5,005	13,994	21,061
(Provision for)/reversal of loan losses	(606)	104	(1,015)	(1,586)	(1,090)
Total net revenues	36,024	30,675	31,745	134,977	141,244

Add back/(subtract):
General loan loss provision/(reversal) – collateralized loan obligations	349	(76)	602	240	1,144
Unrealized loss – real estate-related depreciation and amortization	1,718	123	102	4,241	102
Net unrealized (gain)/loss – strategic equity investments and warrants	(1,211)	435	128	(1,540)	776
Net unrealized mark-to-market (gain)/loss – deferred compensation	(276)	21	(389)	(382)	(479)
Non-controlling interests	(1,115)	(1,529)	(2,518)	(7,379)	(10,176)

Adjusted net revenues	$35,489	$29,649	$29,670	$130,157	$132,611

Company management has utilized adjusted net revenue, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that adjusting net revenue in these ways is useful in that it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Asset Management-Related Fee Revenues

Asset management-related fee revenue is a non-GAAP financial measure that (i) excludes the non-controlling interest in asset management subsidiary HCAP Advisors and (ii) includes certain fee revenues (in particular, asset management fundraising fees generated by JMP Securities, loan fees, and revenues from fee-sharing arrangements with other asset managers) that are reported in JMP Group’s financial statements as other income.

A statement of JMP Group’s asset management-related fee revenues for the quarter and year ended December 31, 2016, and for comparable prior periods is set forth below.

	Quarter Ended			Year Ended
(in thousands)	Dec. 31, 2016	Sept. 30, 2016	Dec. 31, 2015	Dec. 31, 2016	Dec. 31, 2015

Base management fees:
Fees reported as asset management fees	$3,851	$4,160	$4,172	$16,285	$15,432
Less: Non-controlling interest in HCAP Advisors	(337)	(355)	(362)	(1,418)	(1,332)
Total base management fees	3,514	3,805	3,810	14,867	14,100

Incentive fees:
Fees reported as asset management fees	3,983	(116)	4,274	10,506	9,360
Less: Non-controlling interest in HCAP Advisors	43	(73)	(420)	(582)	(1,131)
Total incentive fees	4,026	(189)	3,854	9,924	8,229

Other fee income:
Total fundraising and other fees	872	261	418	1,408	943
Asset management-related fee revenues	$8,412	$3,877	$8,082	$26,199	$23,272

Company management has utilized asset management-related fee revenue as a means of assessing the performance of JMP Group’s combined asset management activities, including its fundraising and other services for third parties. Management believes that asset management-related fee revenues, as presented above, provide useful information by indicating the relative contributions of base management fees and performance-related incentive fees, thus facilitating a comparison of those fees in a given period to those in prior and future periods. Management also believes that asset management-related fee revenue is a more meaningful measure than standalone asset management fees as reported, because asset management-related fee revenues represent the combined impact of JMP Group’s various asset management activities on the company’s total net revenues.

Adjusted Principal Transaction Revenues

Adjusted principal transaction revenue is a non-GAAP financial measure that (i) reverses net unrealized gains and losses on strategic equity investments and warrants and on investments related to deferred compensation and (ii) reverses unrealized losses derived from depreciation and amortization of real estate investment properties, in keeping with the calculation of adjusted net revenue, as detailed above.

A summary of the company’s principal transaction revenues for the quarter and year ended December 31, 2016, and for comparable prior periods is set forth below.

	Quarter Ended			Year Ended
(in thousands)	Dec. 31, 2016	Sept. 30, 2016	Dec. 31, 2015	Dec. 31, 2016	Dec. 31, 2015

Hedge fund investments	$200	$939	$3,145	$272	$4,922
Investment in Harvest Capital Credit Corporation	1,211	(435)	(128)	1,525	128
Other principal investments	4,446	2,260	(769)	14,384	2,359
Total principal transaction revenues	5,857	2,764	2,248	16,181	7,409
Add back/(subtract):
Unrealized mark-to-market (gain)/loss – strategic equity investments and warrants	(1,211)	435	128	(1,540)	776
Unrealized mark-to-market (gain)/loss – net deferred compensation	(276)	20	(389)	(382)	(478)
Unrealized loss – real estate-related depreciation and amortization	1,718	123	102	4,241	102
Total operating adjustments	231	578	(159)	2,319	400
Total adjusted principal transaction revenues	$6,088	$3,342	$2,089	$18,500	$7,809

Company management utilizes adjusted principal transaction revenue because it is a component of adjusted net revenue. The exclusion of certain elements of principal transaction revenues, as presented above, results in an adjusted measure that is included as “Principal transactions” among JMP Group’s revenues in the non-GAAP presentation of segment results of operations that appears below. Management believes that adjusting principal transaction revenues and total revenues in these ways is useful in that it allows for a clearer understanding and comparison of JMP Group’s financial results for the periods presented.

Compensation Ratio

A compensation ratio expresses compensation expense as a percentage of net revenues in a given period. As utilized by JMP Group, an adjusted compensation ratio is a non-GAAP financial measure that employs adjusted net revenues as the denominator in its calculation. Furthermore, this ratio adjusts the financial impact of certain compensation-related and transaction-related expenses that are or are not recognized under GAAP. In particular, the adjusted compensation ratio reverses compensation expense and unrealized mark-to-market gains or losses related to share-based awards, deferred compensation and non-controlling interests (so that the compensation expenses used in the numerator correspond to the adjusted net revenues generated in the periods presented). In addition, the company presents a further adjusted compensation ratio that excludes any compensation related to incentive fees generated by hedge funds, a majority of which is passed through to the funds’ investment teams if earned.

A statement of JMP Group’s compensation ratio for the quarter and year ended December 31, 2016, and for comparable prior periods is set forth below.

	Quarter Ended			Year Ended
($ in thousands)	Dec. 31, 2016	Sept. 30, 2016	Dec. 31, 2015	Dec. 31, 2016	Dec. 31, 2015

Compensation Ratio
Adjusted net revenues	$35,489	$29,649	$29,670	$130,157	$132,605

Compensation and benefits	$30,960	$22,167	$27,023	$101,233	$103,560
Subtract/(add back):
Compensation expense – stock options and SARs	483	274	417	1,253	2,235
Compensation expense – RSUs	233	309	588	746	1,606
Compensation expense – deferred compensation	3,742	1,126	2,433	4,788	6,972
Unrealized mark-to-market gain/(loss) – deferred compensation	276	(21)	390	382	479
Compensation expense – non-controlling interest	262	207	280	1,018	1,063
Adjusted compensation and benefits	$25,964	$20,272	$22,915	$93,046	$91,205
Adjusted ratio of compensation expense to revenues	73.2%	68.4%	77.2%	71.5%	68.8%

Compensation Ratio Excluding Hedge Fund Incentive Fees
Adjusted net revenues	$35,489	$29,649	$29,670	$130,157	$132,605
Subtract:
Compensation expense – hedge fund incentive fees	4,055	-	3,318	9,163	5,580
Adjusted net revenues, excluding hedge fund incentive fees	$31,434	$29,649	$26,352	$120,994	$127,025

Adjusted compensation and benefits	$25,964	$20,272	$22,915	$93,046	$91,205
Subtract:
Compensation expense – hedge fund incentive fees	4,055	-	3,318	9,163	5,580
Adjusted compensation and benefits, excluding hedge fund incentive fees	$21,909	$20,272	$19,597	$83,883	$85,625
Adjusted ratio of compensation expense to revenues, excluding hedge fund incentive fees	69.7%	68.4%	74.4%	69.3%	67.4%

Company management has utilized compensation ratios, adjusted in the manners described above, to assess JMP Group’s personnel expenses as they relate to its revenues for the periods presented. Management believes that adjusted compensation ratios provide useful information by including or excluding certain expenses as a means of representing the company’s ongoing personnel costs resulting from its core business activities. Management also believes that compensation ratios are useful measures because they allow and facilitate meaningful comparisons of the company’s personnel expenses in a given period to those in prior and future periods.

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) reverses compensation expense related to share-based awards and deferred compensation, (ii) reverses the general loan loss provision taken with regard to certain CLOs, (iii) excludes amortization expense related to JMP Credit Advisors CLO III, (iv) reverses unrealized losses derived from depreciation and amortization of real estate investment properties, (v) reverses net unrealized gains and losses on strategic equity investments and warrants, and (vi) assumes an effective tax rate. In particular, operating net income adjusts for:

  the grant of RSUs and options;
  net deferred compensation, which consists of (a) deferred compensation awarded in a given period but recognized as a GAAP expense over the subsequent three years, less (b) GAAP expense recognized in a given period but already reflected in the operating income of a prior period; the purpose of this adjustment is to fully reflect compensation awarded in a given year, notwithstanding the timing of GAAP expense;
  the non-specific loan loss provision recorded with regard to loans held by JMP Credit Advisors CLO II and JMP Credit Advisors III, which is required by GAAP;
  amortization expense related to an intangible asset resulting from the repurchase of a portion of the equity of JMP Credit Advisors CLO III;
  depreciation and amortization expense related to commercial real estate investments that is recognized by JMP Group as a result of equity method accounting;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  a combined federal, state and local income tax rate of 38% at the taxable direct subsidiary of parent company JMP Group, while applying a tax rate of 0% to the company’s other direct subsidiary, which is a “pass-through entity” for tax purposes.

A reconciliation of JMP Group’s net income to its operating net income for the quarter and year ended December 31, 2016, and for comparable prior periods is set forth below.

	Quarter Ended			Year Ended
	Dec. 31, 2016	Sept. 30, 2016	Dec. 31, 2015	Dec. 31, 2016	Dec. 31, 2015

Net income/(loss) attributable to JMP Group	$789	$661	($1,151)	$2,926	($208)

Add back:
Income tax (benefit)/expense	(3,855)	(597)	(3,572)	(4,648)	221
(Loss)/income before taxes	(3,066)	64	(4,723)	(1,722)	13

Add back/(subtract):
Compensation expense – stock options and SARs	483	274	417	1,253	2,235
Compensation expense – RSUs	233	309	588	746	1,606
Compensation expense – net deferred compensation	3,742	1,126	2,433	4,788	6,972
General loan loss provision/(reversal) – collateralized loan obligations	349	(76)	602	240	1,144
Amortization of intangible asset – CLO III	138	-	-	138	-
Unrealized loss – real estate-related depreciation and amortization	1,718	123	102	4,241	102
Unrealized mark-to-market (gain)/loss – strategic equity investments and warrants	(1,211)	435	128	(1,540)	776
Operating income before taxes	2,386	2,255	(453)	8,144	12,848

Income tax (benefit)/expense	(452)	(641)	(1,469)	(2,316)	593
Operating net income	$2,838	$2,896	$1,016	$10,460	$12,255
Operating net income per share:
Basic	$0.13	$0.14	$0.05	$0.50	$0.58
Diluted (1)	$0.13	$0.13	$0.04	$0.48	$0.55
Weighted average shares outstanding:
Basic	21,071	20,946	21,257	21,105	21,237
Diluted (1)	22,018	21,844	22,588	21,765	22,428
(1)	In 2013 and the first quarter of 2014, JMP Group issued restricted share units, or RSUs, bearing non-forfeitable distribution equivalent rights. GAAP requires RSUs with non-forfeitable distribution equivalent rights to be included in the diluted share count (without applying the treasury method). Management presents a non-GAAP diluted share count for the period, in keeping with the presentation for quarters not impacted by this GAAP requirement for such RSUs. The non-GAAP diluted share count reflects the impact of such RSUs under the treasury method, which is consistent with the calculation of the dilutive impact of all other RSUs outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the quarter and year ended December 31, 2016, was 22,024,335 and 21,841,293, respectively.

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that operating net income provides useful information by excluding certain items that may not be representative of the company’s core operating results or core business activities. Management also believes that operating net income is a useful measure because it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Segment Reporting

In order to demonstrate the contribution to the company’s results of each of its primary businesses on a standalone basis, JMP Group presents the operating net income generated by each segment in the tables that follow. Management believes that this presentation enables investors to better understand the separate but interrelated financial operations of the company’s various business lines and to more accurately assess the contribution of each to JMP Group’s aggregate results.

Total net revenues have been adjusted, in part, as detailed above in the section titled “Adjusted Net Revenue,” and the resulting presentation of adjusted net revenues (i) reverses the general loan loss provision taken with regard to certain CLOs, (ii) reverses net unrealized gains and losses on strategic equity investments and warrants, (iii) reverses unrealized losses derived from depreciation and amortization of real estate investment properties, (iv) excludes non-controlling interests in various sources of revenue that are consolidated according to GAAP, and (v) reverses unrealized mark-to-market gains or losses on investments related to deferred compensation. Total non-interest expenses have been adjusted, in part, as detailed above in the section titled “Operating Net Income,” and the resulting adjusted non-interest expense reverses compensation expense related to share-based awards and deferred compensation. Expenses derived from non-controlling interests in entities that are consolidated according to GAAP have also been reversed. For the purposes of calculating operating net income, an effective tax rate of 38% is assumed for JMP Group’s taxable subsidiary, based on the company’s best estimation of the subsidiary’s average rate of taxation over the long term.

A statement of JMP Group’s operating net income on a segment basis for the quarter ended December 31, 2016, is set forth below.

	Quarter Ended December 31, 2016
				Net
	Broker-	Asset	Operating	Corporate	Elimin-	JMP
(in thousands, except per share amounts)	Dealer	Mgmt.	Platforms	Income	ations	Group

Revenues:
Investment banking	$13,634	-	$13,634	-	-	$13,634
Brokerage	6,834	-	6,834	-	-	6,834
Asset management-related fees	3	$6,112	6,115	$3,801	($1,504)	8,412
Principal transactions	-	-	-	6,088	-	6,088
Gain/(loss) on sale and payoff of loans	-	-	-	(850)	-	(850)
Net dividend income	-	-	-	263	-	263
Net interest income	-	-	-	1,189	-	1,189
Provision for loan losses	-	-	-	(81)	-	(81)
Adjusted net revenues	20,471	6,112	26,583	10,410	(1,504)	35,489

Expenses:
Non-interest expense/(income)	19,594	4,783	24,377	10,230	(1,504)	33,103
Operating income before taxes	877	1,329	2,206	180	-	2,386
Income tax expense/(benefit)	333	505	838	(1,290)	-	(452)
Operating net income	$544	$824	$1,368	$1,470	-	$2,838
Operating net income per share:
Basic	$0.03	$0.04	$0.06	$0.07	-	$0.13
Diluted (1)	$0.02	$0.04	$0.06	$0.07	-	$0.13
(1)	In 2013 and the first quarter of 2014, JMP Group issued restricted share units, or RSUs, bearing non-forfeitable distribution equivalent rights. GAAP requires RSUs with non-forfeitable distribution equivalent rights to be included in the diluted share count (without applying the treasury method). Management presents a non-GAAP diluted share count for the period, in keeping with the presentation for quarters not impacted by this GAAP requirement for such RSUs. The non-GAAP diluted share count reflects the impact of such RSUs under the treasury method, which is consistent with the calculation of the dilutive impact of all other RSUs outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the quarter ended December 31, 2016, was 22,024,335.

A statement of JMP Group’s operating net income on a segment basis for the year ended December 31, 2016, is set forth below.

	Year Ended December 31, 2016
				Net
	Broker-	Asset	Operating	Corporate	Elimin-	JMP
(in thousands, except per share amounts)	Dealer	Mgmt.	Platforms	Income	ations	Group

Revenues:
Investment banking	$55,353	-	$55,353	-	-	$55,353
Brokerage	23,755	-	23,755	-	-	23,755
Asset management-related fees	6	$27,830	27,836	$3,924	($5,561)	26,199
Principal transactions	-	-	-	18,500	-	18,500
Gain/(loss) on sale and payoff of loans	-	-	-	(1,485)	-	(1,485)
Net dividend income	-	-	-	1,091	-	1,091
Net interest income	-	-	-	7,620	-	7,620
Provision for loan losses	-	-	-	(876)	-	(876)
Adjusted net revenues	79,114	27,830	106,944	28,774	(5,561)	130,157

Expenses:
Non-interest expense/(income)	77,231	25,256	102,487	25,087	(5,561)	122,013
Operating income before taxes	1,883	2,574	4,457	3,687	-	8,144
Income tax expense/(benefit)	716	978	1,694	(4,010)	-	(2,316)
Operating net income	$1,167	$1,596	$2,763	$7,697	-	$10,460
Operating net income per share:
Basic	$0.06	$0.08	$0.13	$0.36	-	$0.50
Diluted (1)	$0.05	$0.07	$0.13	$0.35	-	$0.48
(1)	In 2013 and the first quarter of 2014, JMP Group issued restricted share units, or RSUs, bearing non-forfeitable distribution equivalent rights. GAAP requires RSUs with non-forfeitable distribution equivalent rights to be included in the diluted share count (without applying the treasury method). Management presents a non-GAAP diluted share count for the period, in keeping with the presentation for quarters not impacted by this GAAP requirement for such RSUs. The non-GAAP diluted share count reflects the impact of such RSUs under the treasury method, which is consistent with the calculation of the dilutive impact of all other RSUs outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the year ended December 31, 2016, was 21,841,293.

Book Value per Share

At December 31, 2016, JMP Group’s book value per share was $5.56. Adding back accumulated depreciation and amortization expense related to commercial real estate investments that is recognized by JMP Group as a result of equity method accounting reflects the reversal of that expense in the calculation of adjusted net revenues, adjusted principal transaction revenues and operating net income and results in an adjusted book value per share of $5.76, as set forth below.

(in thousands, except per share amounts)	Dec. 31, 2016	Sept. 30, 2016	Dec. 31, 2015

Shareholders' equity	$119,377	$121,801	$125,112

Accumulated unrealized loss – real estate-related depreciation and amortization	4,304	2,586	63
Adjusted shareholders' equity	$123,681	$124,387	$125,175

Book value per share	$5.56	$5.82	$5.77
Adjusted book value per share	$5.76	$5.94	$5.77

Basic shares outstanding	21,457	20,939	21,681

Quarterly operating ROE (1)	9.4%	9.6%	3.2%
LTM operating ROE (1)	8.6%	7.0%	9.3%

Quarterly adjusted operating ROE (1)	9.2%	9.4%	3.2%
LTM adjusted operating ROE (1)	8.4%	6.9%	9.3%
(1)	Operating return on equity (ROE) equals operating net income divided by average shareholders’ equity. Adjusted operating ROE equals operating net income divided by average adjusted shareholders’ equity. For more information about operating net income, including a reconciliation to net income attributable to JMP Group, see the section above titled “Operating Net Income.”

Company management utilizes adjusted book value on a total and per share basis, adjusted in the manner described above, as an additional means of evaluating JMP Group’s efforts to retain earnings and build shareholders’ equity. Management believes that adjusted book value per share provides useful information by excluding non-cash expenses related to real estate investments that otherwise obscure the company’s increases and decreases in net worth as a result of its core business activities. Management also believes that adjusted book value allows for a better comparison of shareholder’s equity and the return on that equity in a given period to those in prior and future periods.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains or losses stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligations; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any quarter, depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in a particular quarter may not be indicative of such expense in any future period. As a result, the company suggests that its annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2015, as filed with the U.S. Securities and Exchange Commission on March 12, 2016, as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2015, and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the SEC’s website at www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Disclosure Information

JMP Group uses the investor relations section of its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the company’s website in addition to its press releases, SEC filings, and investor conference calls and webcasts.

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. EST on Thursday, February 16, 2017. To participate in the call, dial (888) 566-6060 (domestic) or (973) 200-3100 (international). The conference identification number is 53368506.

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at investor.jmpg.com/events.cfm. The Internet broadcast will be archived and will remain available on the website for future replay.

About JMP Group

JMP Group LLC is a diversified capital markets firm that provides investment banking, equity research, and sales and trading services to corporate and institutional clients as well as alternative asset management products and services to institutional and high-net-worth investors. JMP Group conducts its investment banking and research, sales and trading activities through JMP Securities; its hedge fund, venture and private capital, and credit management activities though Harvest Capital Strategies, JMP Asset Management and JMP Credit Advisors; and the management of Harvest Capital Credit Corporation (NASDAQ:HCAP), a business development company, through HCAP Advisors. For more information, visit www.jmpg.com.

JMP GROUP LLC
Consolidated Statements of Financial Condition
(Unaudited)
(in thousands)	Dec. 31, 2016	Dec. 31, 2015

Assets
Cash and cash equivalents	$85,492	$68,551
Restricted cash and deposits	227,656	52,572
Marketable securities owned, at fair value	18,722	28,493
Other investments	32,869	68,859
Loans held for sale, at fair value	32,488	-
Loans held for investment, net of allowance for loan losses	1,930	2,595
Loans collateralizing asset-backed securities issued,
net of allowance for loan losses	654,127	969,665
Cash collateral posted for total return swap	25,000	25,000
Deferred tax assets	7,942	8,315
Other assets	39,604	46,808
Total assets	$1,125,830	$1,270,858

Liabilities and Shareholders' Equity
Liabilities:
Marketable securities sold, but not yet purchased, at fair value	$4,747	$13,284
Accrued compensation	36,158	39,470
Asset-backed securities issued, net of issuance costs	825,854	930,224
Bond payable, net of issuance costs	91,785	91,825
Deferred tax liability	3,872	14,693
Other liabilities	28,120	28,468
Total liabilities	990,536	1,117,964
Shareholders' Equity:
Total JMP Group LLC shareholders' equity	119,377	125,112
Non-redeemable non-controlling interest	15,917	27,782
Total equity	135,294	152,894
Total liabilities and shareholders' equity	$1,125,830	$1,270,858

JMP GROUP LLC
Consolidated Statements of Operations
(Unaudited)
	Quarter Ended		Year Ended
(in thousands, except per share amounts)	Dec. 31, 2016	Dec. 31, 2015	Dec. 31, 2016	Dec. 31, 2015

Revenues:
Investment banking	$13,634	$9,173	$55,353	$63,116
Brokerage	6,834	7,062	23,755	25,577
Asset management fees	7,833	8,445	26,791	24,791
Principal transactions	5,856	2,248	16,182	7,409
(Loss)/gain on sale, payoff and mark-to-market of loans	(957)	76	(1,918)	(1,604)
Net dividend income	263	331	999	1,041
Other income	873	420	1,407	943
Non-interest revenues	34,336	27,755	122,569	121,273

Interest income	10,787	12,548	46,784	50,801
Interest expense	(8,493)	(7,543)	(32,790)	(29,740)
Net interest income	2,294	5,005	13,994	21,061

Provision for loan losses	(606)	(1,015)	(1,586)	(1,090)
Total net revenues	36,024	31,745	134,977	141,244

Non-interest expenses:
Compensation and benefits	30,960	27,023	101,233	103,560
Administration	1,384	1,525	7,024	7,229
Brokerage, clearing and exchange fees	802	924	3,110	3,378
Travel and business development	1,223	1,412	4,771	4,746
Communications and technology	1,079	1,013	4,172	3,929
Occupancy	1,048	938	3,901	3,657
Professional fees	1,154	1,047	4,399	4,313
Depreciation	312	346	1,280	1,177
Other	621	550	2,273	2,243
Total non-interest expense	38,583	34,778	132,163	134,232

Net (loss)/income before income tax expense	(2,559)	(3,033)	2,814	7,012
Income tax expense/(benefit)	507	(3,572)	(4,648)	221
Net (loss)/income	(3,066)	539	7,462	6,791
Less: Net (loss)/income attributable to non-redeemable non-controlling interest	(3,855)	1,690	4,536	6,999
Net income/(loss) attributable to JMP Group	$789	($1,151)	$2,926	($208)

Net income/(loss) attributable to JMP Group per share:
Basic	$0.04	($0.05)	$0.14	($0.01)
Diluted	$0.04	($0.05)	$0.13	($0.01)

Weighted average common shares outstanding:
Basic	21,071	21,257	21,105	21,237
Diluted	22,024	21,257	21,841	21,237

CONTACT:
Investor Relations Contact
JMP Group LLC
Andrew Palmer, 415-835-8978
apalmer@jmpg.com
or
Media Relations Contacts
Dukas Linden Public Relations, Inc.
Seth Linden, 212-704-7385
seth@dlpr.com
Ben Jaffe, 212-704-7385
ben@dlpr.com